EXHIBIT 10.3

Dated:  _________

NEITHER THIS BRIDGE NOTE NOR THE SECURITIES INTO WHICH THIS BRIDGE NOTE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

No. CD-__	$_______

THE QUANTUM GROUP, INC.

8% Subordinated Secured Convertible Bridge Note

Due June 30, 2007

This Subordinated Secured Bridge Note (the “Bridge Note”) is issued by THE QUANTUM GROUP, INC., a Nevada corporation (the “Obligor”), to ______________ (the “Holder”).

FOR VALUE RECEIVED, the Obligor hereby promises to pay to the Holder or its successors and assigns the principal sum of ________________ Dollars ($_______), together with accrued but unpaid interest on or before the “Maturity Date” as herewithin defined in accordance with the following terms:

Interest.  Interest shall accrue on the outstanding principal balance hereof at an annual rate equal to 8%.  Interest shall be calculated on the basis of a 360-day year and the actual number of days elapsed, to the extent permitted by applicable law.  Interest hereunder will be paid to the Holder or its assignee in whose name this Bridge Note is registered on the records of the Obligor regarding registration and transfers of Bridge Notes (the “Bridge Note Register”) on the Maturity Date.  In the event the principal of the Bridge Note shall not be paid at the Maturity Date, interest shall be accrued at the rate of 1.5% per month until principal and all accrued interest have been paid.

Maturity Date.  This Bridge Note together with all accrued interest shall be due and payable at the earlier of (a) the closing of a secondary public offering of the Obligor’s securities in an aggregate amount of approximately $8,000,000 with Newbridge Securities Corporation (“Newbridge”) as managing underwriter (the “Secondary Public Offering”) or (b) on June 30, 2007, provided however that such date may be extended for up to 60-days upon prior written notice from Obligor to the Holder and Newbridge.

This Bridge Note is subject to the following additional provisions:

Section 1.

Dissolution Event.  In the event the Obligor has a dissolution event, which shall consist of a change in control, a financing of at least $4,000,000 (excluding the SPO), a merger whereby the Obligor is not the surviving entity or sale of all or substantially all of the assets of the Obligor, then the Bridge Note holders shall have the option to demand payment of the principal and any accrued interest and such payment shall be made within 20 days of such event, otherwise the Bridge Note holders may convert as per the Conversion Price defined herein.

Section 2.

Conversion and Adjustment.

(a)

Upon written request until such time the Bridge Notes are repaid (including any accrued interest), the Bridge Note holders (at their sole discretion) shall have the right to convert (from time to time, in whole or part) the Bridge Notes into shares of common stock of the Obligor, as described at the Conversion Price described below.

(b)

The Conversion Price (“Conversion Price”) shall be equal to 70% of the offering price of any of the Obligor’s subsequent securities offerings, including the SPO.  An offering shall not include the issuance of (i) shares of common stock or options to consultants, employees, officers and directors of the Obligor, (ii) securities upon the exercise or exchange of or conversion of any securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Obligor’s common stock issued and outstanding on the closing of the Financing Agreement for Sale of Bridge Securities dated August __, 2006 (the “Financing Agreement”), and (iii) securities issued pursuant to acquisitions or strategic transactions.

(c)

The Holder shall effect conversions by delivering to the Obligor a completed notice in the form attached hereto as Exhibit A (a “Conversion Notice”).  The date on which a Conversion Notice is delivered is the “Conversion Date.”  Unless the Holder is converting the entire principal amount outstanding under this Bridge Note, the Holder is not required to physically surrender this Bridge Note to the Obligor in order to effect conversions.  Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Bridge Note plus all accrued and unpaid interest thereon in an amount equal to the applicable conversion.  The Holder and the Obligor shall maintain records showing the principal amount converted and the date of such conversions.  In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error.

(d)

If the Obligor, at any time while this Bridge Note is outstanding, shall (i) pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock into a larger number of shares, (iii) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of shares of the Common Stock any shares of capital stock of the Obligor, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event.  Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

(e)

Upon a conversion hereunder the Obligor shall not be required to issue stock certificates representing fractions of shares of the Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Closing Bid Price of the Obligor’s Common Stock on the Conversion Date.  If the Obligor elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

(f)

The issuance of certificates for shares of the Common Stock (or other securities) on conversion of this Bridge Note shall be made without charge to the Holder thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Obligor shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such Bridge Note so converted and the Obligor shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Obligor the amount of such tax or shall have established to the satisfaction of the Obligor that such tax has been paid.

Section 3.

Registration Rights and Reservation of Shares.  As provided under the Subscription Agreement executed by the Holder and accepted by the Obligor, the Bridge Note Holder shall have registration rights to register the common shares issuable upon the conversion of the Bridge Note.  The Obligor shall at all times reserve for such number of shares of its common stock as shall be required for issuance and delivery upon conversion of the Bridge Notes.

Section 4.

Notice.  Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) trading day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Obligor, to:

The Quantum Group, Inc.

3420 Fairlane Farms Road, Suite C

Wellington, Florida 33414

Attention: Noel Guillama

Telephone: (561) 798-9800

Facsimile: (561) 396-3456

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) business days prior to the effectiveness of such change.  Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

Section 5.

This Bridge Note shall not entitle the Holder to any of the rights of a stockholder of the Obligor, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Obligor, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.

Section 6.

Repayment of this Bridge Note shall be secured by a lien on all tangible and intangible assets of the Obligor as described in that certain Security Agreement executed contemporaneously herewith.

Section 7.

In the event of an occurrence of any event of default specified below, the principal of, and all accrued and unpaid interest on, this Bridge Note shall be come due and payable as specified below.  In the event of an event of default under this Bridge Note, a default may only be called by holders of at least fifty percent (50%) of the aggregate principal amount of the Bridge Notes then outstanding, including High Capital Funding, LLC.

The following shall constitute an event of default:

(a)

Obligor fails to make any payment hereunder when due, which failure has not been cured within 10 days following such due date.

(b)

The Obligor breaches any material covenant or other term or condition of this Bridge Note, the Financing Agreement or the Security Agreement executed in connection with this Bridge Note in any material respect and such breach, if subject to cure, continues for a period of ten (10) days after written notice to the Obligor.

(c)

Obligor files a petition to take advantage of any insolvency act; makes an assignment for the benefit of its creditors; commences a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself of a whole or any substantial part of its property; files a petition or answer seeking reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state.

(d)

A court of competent jurisdiction enters an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of Obligor or of the whole or any substantial part of its properties, or approves a petition filed against Obligor seeking reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statue of the United States of America or any state; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction assumes custody or control of Obligor or of the whole or any substantial part of its properties; or there is commenced against Obligor any proceeding for any of the foregoing relief and such proceeding or petition remains undismissed for a period of 30-days; or if Obligor by any act indicates its consent to or approval of any such proceeding or petition.

(e)

If (i) any judgment remaining unpaid, unstayed or undismissed for a period of 60-days is rendered against Obligor, which by itself or together with all other such judgments rendered against Obligor remaining unpaid, unstayed or undismissed for a period of 60-days, is in excess of $100,000, or (ii) there is any attachment or execution against Obligor’s properties remaining unstayed or undismissed for a period of 60-days, which by itself or together with all other attachments and executions against Obligor’s properties remaining unstayed or undismissed for a period of 60-days is for an amount in excess of $100,000.

Section 8.

If this Bridge Note is mutilated, lost, stolen or destroyed, the Obligor shall execute and deliver, in exchange and substitution for and upon cancellation of the mutilated Bridge Note, or in lieu of or in substitution for a lost, stolen or destroyed Bridge Note, a new Bridge Note for the principal amount of this Bridge Note so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Bridge Note, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Obligor.

Section 9.

This Bridge Note shall be governed by and construed in accordance with the laws of the State of Nevada.  Each of the parties consents to the jurisdiction of the applicable State or Federal Court located in Las Vegas, Nevada in connection with any dispute arising under this Bridge Note and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum conveniens to the bringing of any such proceeding in such jurisdictions.

Section 10.

If the Obligor fails to materially comply with the terms of this Bridge Note, then the Obligor shall reimburse the Holder promptly for all fees, costs and expenses, including, without limitation, attorneys’ fees and expenses incurred by the Holder in any action in connection with this Bridge Note, including, without limitation, those incurred: (i) during any workout, attempted workout, and/or in connection with the rendering of legal advice as to the Holder’s rights, remedies and obligations, (ii) collecting any sums which become due to the Holder, (iii) defending or prosecuting any proceeding or any counterclaim to any proceeding or appeal; or (iv) the protection, preservation or enforcement of any rights or remedies of the Holder.

Section 11.

Any waiver by the Holder of a breach of any provision of this Bridge Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Bridge Note.  The failure of the Holder to insist upon strict adherence to any term of this Bridge Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Bridge Note.  Any waiver must be in writing.

Section 12.

If any provision of this Bridge Note is invalid, illegal or unenforceable, the balance of this Bridge Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.  If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest.  The Obligor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Obligor from paying all or any portion of the principal of or interest on this Bridge Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Obligor (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

Section 13.

Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, which for the purposes of hereof means any day except Saturday, Sunday and any day which shall be a Federal legal holiday in the United States or day on which banking institutions are authorized or required by law or other government action to close, such payment shall be made on the next succeeding Business Day.

Section 14.

If there are any inconsistencies between this Bridge Note and the Financing Agreement between the Bridge Note Purchasers and the Company dated December 15, 2006, the Financing Agreement shall govern.

Section 15.

THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES’ ACCEPTANCE OF THIS AGREEMENT.

IN WITNESS WHEREOF, the Obligor has caused this Bridge Note to be duly executed by a duly authorized officer as of the date set forth above.

THE QUANTUM GROUP, INC.

By
Name:
Title:

EXHIBIT “1”

EXHIBIT “A”

NOTICE OF CONVERSION

(To be executed by the Holder in order to convert the Bridge Note)

TO:

_______________________

The undersigned hereby irrevocably elects to convert _________ of the principal amount of the above Bridge Note into Shares of Common Stock (or other securities) of The Quantum Group, Inc., according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:
Applicable Conversion Price:
Signature:
Name:
Social Security # or Tax ID #
Address:
Amount to be converted:
Amount of Bridge Note unconverted:
Conversion Price per share:
Number of shares of Common Stock to be issued:
Please issue the shares of Common Stock in the following name and to the following address:
Issue to:
Authorized Signature:
Name:
Title:
Phone Number:
Broker DTC Participant Code:
Account Number: